Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
The Spectranetics Corporation:
We hereby consent to the incorporation by reference in the registration statements (Nos. 33-46725, 33-52718, 33-88088, 33-85198, 33-99406, 333-08489, 333-50464, 333-57015, and 333-117074) on Form S-8 and No. 333-06971 on Form S-3 of The Spectranetics Corporation and subsidiary (collectively, the Company) of our reports dated February 3, 2006 on the consolidated balance sheet of the Company as of December 31, 2005, and the related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows for the year then ended, and February 10, 2006 on management’s assessment that the Company and subsidiary maintained effective internal control over financial reporting as of December 31, 2005 which reports appear in the Company’s 2005 Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ Ehrhardt Keefe Steiner & Hottman PC

March 15, 2006
Denver, Colorado